Exhibit 21

              DIAGNOSTIC/RETRIEVAL SYSTEMS, INC. AND SUBSIDIARIES

                          SUBSIDIARIES OF THE COMPANY

                                 MARCH 31, 1995

          Subsidiary                              State of Incorporation
          ----------                              ----------------------

     Precision Echo, Inc.                                Delaware

     Photronics Corp.                                    New York

     Technology Applications & Service Company           Delaware

     DRS Systems Management Corporation                  Delaware

     Ahead Technology, Inc.                              Delaware